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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): JANUARY 30, 2001



                        BINDVIEW DEVELOPMENT CORPORATION
               (Exact name of registrant as specified in charter)



       TEXAS                       000-24677                   76-0306721
(State of Incorporation)      (Commission File No.)        (I.R.S. Employer
                                                          Identification No.)



       5151 SAN FELIPE, 25TH FLOOR
           HOUSTON, TEXAS                                      77056
(Address of Principal Executive Offices)                     (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 561-4000



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ITEM 5.           OTHER EVENTS.

         Effective October 23, 2000, the Securities and Exchange Commission adopted new rules relating to insider trading. These rules were adopted in connection with the much-publicized adoption of Regulation FD. One of these new rules, Rule 10b5-1(c) under the Securities Exchange Act of 1934, provides an exemption to the insider trading rules in the form of an affirmative defense. According to the SEC, this new provision "is designed to cover situations in which a person can demonstrate that the material nonpublic information was not a factor in the trading decision [and] will provide appropriate flexibility to those who would like to plan securities transactions in advance at a time when they are not aware of material nonpublic information, and then carry out those pre-planned transactions at a later time, even if they later become aware of material nonpublic information."

         Pursuant to Rule 10b5-1(c), Mr. Eric Pulaski, Chairman of the Board and Chief Technology Officer of BindView Development Corporation, adopted a written plan on November 30, 2000 relating to future sales of BindView common stock. Under Rule 10b5-1(c), all such sales will be deemed not to be made "on the basis of" material nonpublic information, because Mr. Pulaski was not aware of any such information when he adopted this plan.

         Under Mr. Pulaski's trading plan, Mr. Pulaski will place an order to sell 25,000 shares of BindView common stock under Rule 144 each Tuesday in 2001, beginning January 30, 2001, on the open market and at prevailing market prices.

         Mr. Pulaski was a founder of BindView and currently holds more than 9.5 million shares of BindView common stock. More than 51 million shares of BindView common stock currently are outstanding, and on average more than 500,000 shares trade each trading day on the Nasdaq National Market under the symbol BVEW. In past years, Mr. Pulaski has sold approximately 200,000 shares of BindView common stock (split-adjusted) per quarter, as reflected in his filings with the SEC, during BindView's "open windows" for insider trading. Mr. Pulaski discontinued these sales shortly after the SEC first proposed these new rules in December 1999. Mr. Pulaski's trading plan will result in him selling less than 15% of his holdings in 2001.

         Mr. Pulaski has stated that his trading plan does not reflect a lack of confidence in BindView or its future, but that it is designed to allow him to monetize a portion of his equity position in a systematic, nondiscretionary manner with the goal of minimal market impact and compliance with regulations adopted by the Securities and Exchange Commission last year. Mr. Pulaski believes that weekly sales of small amounts are less likely to impact the market for BindView common stock than large quarterly sales.

         A copy of Mr. Pulaski's letter to BindView outlining the details of his trading his plan and his rights to terminate that plan is attached as Exhibit 99.1.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

         99.1     Letter dated November 30, 2000 from Eric Pulaski to BindView

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         BINDVIEW DEVELOPMENT CORPORATION

Dated:  January 30, 2001                 By: /s/ Richard Gardner
                                            -----------------------------------
                                                 Richard Gardner,
                                              Chief Executive Officer

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                               INDEX TO EXHIBITS

 99.1     Letter dated November 30, 2000 from Eric Pulaski to BindView